Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 16, 2015 (except Note 3, Note 8, Note 9, Note 10, Note 11, Note 14 and Note 17 to which the date is July 6, 2015) in the Registration Statement (Form S-1) and the related Prospectus of Chiasma, Inc. dated July 6, 2015.

/s/ Kost Forer Gabbay & Kasierer
July 6, 2015	Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global